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                                                               EXHIBIT 1.1

                       CYRIX CORPORATION

        5 1/2 % CONVERTIBLE SUBORDINATED NOTES DUE JUNE 1, 2001

                       PURCHASE AGREEMENT

                                                     May 22, 1996


Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

   Cyrix Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Purchaser") an aggregate of U.S.$110,000,000 principal amount of the 5 1/2 % Convertible Subordinated Notes due June 1, 2001, convertible into Common Stock, par value U.S.$.004 per share (the "Stock"), of the Company, specified above (the "Firm Securities"), and, at the election of the Purchaser, up to an aggregate of U.S.$16,500,000 additional aggregate principal amount of such Notes (the "Optional Securities"). The Firm Securities and the Optional Securities which the Purchaser elect to purchase pursuant to Section 2 hereof are herein collectively called the "Securities".
 As used herein, the term "Securities" shall be deemed, unless the context otherwise requires, to include the Securities in the form of a temporary global Security representing the Securities issued and sold in reliance on Regulation S, and the term "Purchaser" shall be deemed to include Goldman Sachs International ("GSI"), who is acting as your selling agent in making certain resales of the Securities pursuant to Section 3.

   The Purchaser and other holders (including subsequent transferees) of Securities in registered form without coupons will be entitled to the benefits of the registration rights agreement, to be dated as of the Time of Delivery (as defined below) (the "Registration Rights Agreement") among the Company and the Purchaser, in the form attached hereto as Exhibit A.
Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of (i) such Securities and (ii) the shares of Stock initially issuable upon conversion of the Securities by holders thereof, and to use its reasonable efforts to cause such shelf registration statement to be declared effective.

   1. The Company represents and warrants to, and agrees with, the Purchaser that:

          (a) An offering circular dated May 22, 1996 (the "Offering Circular"), including the international supplement thereto, has been prepared in connection with the offering of the Securities and the shares of Stock issuable upon conversion thereof. Any reference herein to the Offering Circular shall be deemed to refer to and include the Company's Annual Report on Form 10-K for the year ended December 31, 1995, Annual Report on 10-K/A for the year ended December 31, 1995, as amended by the Company's

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     Amendment No. 1 on Form 10-K/A filed with the Commission on May 20,
     1996, and Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 attached to and made a part of the Offering Circular and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Offering Circular; and any reference to the Offering Circular as amended or supplemented as of any specified date shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Circular and prior to such specified date and (ii) any Additional Issuer Information (as defined in
     Section 5(g) of this Agreement) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter
     called the "Exchange Act Reports".   The Exchange Act Reports, when they
     were or are filed with the United States Securities and Exchange Commission (the "Commission"), conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

          (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited consolidated financial statements of the Company included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that could reasonably be anticipated to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Circular;

          (c) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries material to the Company's operations or condition are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;


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          (d)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability material to the Company and its subsidiaries taken as a whole by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

          (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of common stock, par value $.004 per share ("Stock"), of the Company initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance out of the Company's authorized and unissued shares of Common Stock and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Offering Circular; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (f) The Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement and the Indenture (hereinafter defined), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture to be dated as of May 28, 1996 (the "Indenture"), between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"), under which they are to be issued; the Indenture has been duly authorized and, when executed and delivered by the parties thereto, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

          (g) The issue and sale of the Securities, and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which individually or in the aggregate would have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, nor will such action result in any

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     violation of the provisions of the Certificate of Incorporation or
     By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, other than such consents, approvals, authorizations, registrations or qualifications as may be required under "blue sky" or foreign securities laws in connection with the purchase and distribution of the Securities by the Purchaser or which this Agreement or the Indenture contemplate will be obtained or made after the Time of Delivery;

          (h) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which would individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

          (i) The statements set forth in the Offering Circular under the captions "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the shares of Stock, under the captions "Notice to Investors", "United States Taxation" and "Offer and Resale" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects and fair;

          (j) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are expected individually or in the aggregate to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (k) Except as otherwise set forth in the Offering Circular, the Company owns, possesses or has obtained adequate rights to use or have used all intellectual property necessary for the conduct of its business as described in the Offering Circular, except where the failure to own, possess or obtain such rights would not individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, except as set forth in the Offering Circular, the Company has not received any notice of conflict with the asserted rights of others with respect to the Company's continuing right, directly or indirectly, to use or have used all intellectual property necessary for the conduct of its business, except for any conflict or proceedings that would not individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

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          (l)  The Company is a reporting issuer as such term is defined by
     Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act");

          (m) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system;

          (n) The Company is not an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under
     Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

          (o)  Neither the Company nor any person acting on its behalf
     (other than the Purchaser, as to whom the Company makes no representation) has, with respect to any Securities sold in the United States, offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold in reliance on Rule 903 under the Securities Act, by means of any directed selling efforts within the meaning of Rule 903 under the Securities Act and the Company has complied and will comply with the offering restriction requirements of such Rule 903;

          (p) Within the six months preceding the date hereof, neither the Company nor any person acting on behalf of the Company has offered or sold, directly or indirectly, in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities
     Act) any Securities or any substantially similar security issued by the Company. The Company will observe reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by Annex I to this Agreement as transactions exempt from the registration requirements of the Securities Act;

          (q) Each of the directors and executive officers of the Company listed in Schedule I who are holders of outstanding shares of or securities exercisable or exchangeable for or convertible into shares of capital stock of the Company has entered into (or, in the case of Thomas
     B. Brightman, prior to the First Time of Delivery (as defined below) will have entered into) a written agreement with the Company in the form of Exhibit B hereto (each such agreement a "Lock-up Agreement"), and executed originals of each Lock-up Agreement have been delivered to you;

          (r) None of the holders of outstanding shares of capital stock of the Company and no other person has or will have any preemptive or other rights (other than the conversion rights of the Securities) to purchase, subscribe for or otherwise acquire (i) the shares of Stock to be issued upon conversion of the Securities or any rights to such shares or (ii) as a result of or in connection with the transactions contemplated by the Indenture or this Agreement, any other capital stock of the Company or rights thereto; and

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          (s) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the American Institute of Certified Public Accountants.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from May 28, 1996 to the Time of Delivery hereunder, the principal amount of Securities, and (b) in the event and to the extent that the Purchaser shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate denominations of less than U.S.$1,000).

     The Company hereby grants to the Purchaser the right to purchase at its election up to U.S.$16,500,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering overallotments in the sale of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing earlier than two or later than ten business days after the date of such notice.

     3. The Purchaser is offering the Securities for sale upon the terms and conditions set forth in the Offering Circular and Annex I to this Agreement. The Purchaser hereby makes to and with the Company the representations and agreements set forth in Annex I to this Agreement.

          4. (a) The Securities to be purchased will be represented (i) in the case of Securities purchased by Goldman, Sachs & Co. (except in the case of Securities to be acquired by Institutional Accredited Investors, which will be represented in definitive certificated registered form), by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian and (ii) in the case of Securities purchased by GSI, by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian for the benefit of Morgan Guaranty Trust Company of New York (Brussels office), as operator of the Euroclear System, or Cedel Bank, Societe Anomyme, or both, for credit to the account of GSI, unless otherwise directed by GSI. The Company will deliver the Securities to Goldman, Sachs & Co., for its account, against payment therefor by or on behalf of the Purchaser of the purchase price therefor by certified or official bank check or checks, or by wire transfer, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the

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respective accounts of Goldman, Sachs & Co. and GSI, as the case may be, at
DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., New York City time, on May 28, 1996, or such other time and date as the Purchaser and the Company may agree upon in writing and, with respect to the Optional Securities, 10:00 a.m., New York City time, on the date specified by the Purchaser in the written notice given by the Purchaser of the Purchaser's election to purchase such Optional Securities, or such other time and date as the Purchaser and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 7(h) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the offices of Goldman, Sachs & Co. referred to in paragraph 4(a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

     5.   The Company agrees with the Purchaser:

          (a) To make no amendment or supplement to the Offering Circular which shall be disapproved by the Purchaser promptly after reasonable notice thereof, provided that approval of the Purchaser of any such amendment or supplement that may be required by law shall not be unreasonably withheld;

          (b)  To furnish the Purchaser with copies of the Offering
     Circular in such quantities as you may from time to time reasonably request, and, if, at any time prior to the earlier of the expiration of nine months after the date of the Offering Circular and the date on which the distribution of the Securities has been completed, as determined by the Purchaser, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Circular, to notify the Purchaser, and upon the request of the Purchaser to prepare and furnish without charge to the Purchaser and to any dealer in securities as many copies as the Purchaser may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission;

         (c) To furnish you with ten copies of the Offering Circular and of each amendment or supplement thereto signed by an authorized officer of the Company and with the independent accountants' report in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report, signed by such accountants;

          (d) (i) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Offering Circular, not to offer, sell, contract to sell or otherwise dispose of any shares of any class of the Company's common stock, any securities of the Company substantially similar to the Securities or shares of any class of common stock of the Company or any securities of the Company convertible into or exchangeable or exercisable for shares of any class of common stock of the Company or substantially similar securities of the Company (other than pursuant to director and employee stock option and stock purchase plans existing on, or upon the conversion or exchange of the Securities or existing convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Purchaser and (ii) that it will use its reasonable efforts to cause each person who has entered into a Lock-up Agreement to comply therewith, will not grant any waivers or consents to non-compliance therewith and will enforce its rights under each such agreement, in each case unless and to the extent that it shall have obtained the prior written consent of the Purchaser;

          (e) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

          (f) Not to be or become, at any time prior to the expiration of three years after the latest Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

          (g) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities and the Stock issuable upon conversion thereof, to furnish at its expense, upon request, to holders of Securities and the Stock issuable upon conversion thereof and prospective purchasers of Securities and the Stock issuable upon conversion thereof information satisfying the requirement of subsection (d)(4)(i) of Rule 144A (the "Additional Issuer Information");

         (h) To use its best efforts to cause the Securities sold in reliance on Rule 144A to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

          (i) During the period of three years after the latest Time of Delivery, (i) not to, and to cause its subsidiaries and other affiliates (as defined in Rule 144(a) under the Securities Act) controlled by it not to, resell any Securities that are reacquired by the Company or any such subsidiary or affiliate and (ii) promptly to advise the

     Purchaser in writing if, to its knowledge, any other affiliates (as defined in Rule 144(a) under the Securities Act) of the Company sell any Securities that are acquired by them;

          (j) Promptly from time to time to take such action as the Purchaser may reasonably request to qualify such Securities and the Stock issuable upon conversion thereof for offering and sale under the securities laws of such jurisdictions in the United States as the Purchaser may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities and the Stock issuable upon conversion thereof, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (k) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Stock upon conversion of the Securities;

          (l) Until such time as any Security or any Stock issuable upon conversion thereof is registered under the Securities Act pursuant to the Registration Rights Agreement and transferred pursuant to such registration, to include a legend on the Securities and the Stock issuable upon the conversion thereof to the effect set forth under "Notice to Investors" in the Offering Circular; and

          (m) During a period of five years from the date of the Offering Circular, to furnish to you, upon request, copies of all reports mailed to stockholders generally, together with the exhibits thereto, and copies of any reports filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, together with the exhibits thereto.

     6. The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants and all other expenses of the Company in connection with the issue and listing of the Securities and the Stock issuable upon conversion thereof, the preparation and delivery of the Securities in temporary and definitive forms, the preparation and printing of the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of reproducing this Agreement, the Indenture, the Registration Rights Agreement, any Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee and any such agent in connection with the Indenture and the Securities; (iv) the fees and expenses of Euroclear, CEDEL and any other depositary used in connection with the Securities and of any transfer or conversion agent or registrar for the Securities or the Stock issuable upon conversion of the Securities; (v) all expenses in connection with the qualification of the Securities for trading in the PORTAL System of the National Association of Securities Dealers, Inc. and the listing of the Stock issuable upon conversion of the Securities on the Nasdaq National Market; (vi) fees, if any, charged by securities rating services chosen by the Company for rating the Securities; (vii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon the conversion of the Securities for offering and sale under state securities or Blue Sky laws as provided in Section 5(j) hereof, including the reasonable fees and disbursements of counsel for the Purchaser in connection with the Blue Sky surveys; and (x) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section including any expenses incurred in connection with complying with Section 5(g) hereof; and to indemnify and hold harmless the Purchaser from any documentary stamp or similar issue tax and any related interest or penalties on the issue, sale or delivery of the Securities to the Purchaser which are or may be due in the United Kingdom or the United States of America. It is understood, however, that, except as provided in this Section and Sections 8 and 10 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers it may make.

     7. The obligations of the Purchaser hereunder at each Time of Delivery shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) Sullivan & Cromwell, counsel for the Purchaser, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Purchaser, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the shares of Stock issuable upon conversion of the Securities, the Offering Circular and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (b) Vinson & Elkins, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Purchaser, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

              (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Offering Circular;

              (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability material to the Company and its subsidiaries taken as a whole by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel or, without any other investigation, certificates of public officials, and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (iv) Each subsidiary of the Company listed on Schedule II to this Agreement (a "Specified Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned of record directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims known to such counsel (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

              (v) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are expected individually or in the aggregate to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company;

               (vii) The Securities have been duly authorized, executed, issued and delivered by the Company and, assuming due authentication by the Trustee, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform to the descriptions thereof in the Offering Circular in all material respects;

               (viii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (ix) The issue and sale of the Securities, the issuance of the Stock upon conversion of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed in an officer's certificate as constituting all such material agreements or otherwise known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its Specified Subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any conflict, breach, violation or default which individually or in the aggregate would not have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

               (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America or any political subdivision thereof is required for the issue and sale of the Securities, the issuance of the Stock upon conversion of the Securities or the consummation of the transactions contemplated by this Agreement or the Indenture, other than such consents, approvals, authorizations, registrations or qualifications as may be required under "blue sky" or foreign securities laws in connection with the purchase and distribution of the Securities by the Purchaser or which this Agreement or the Indenture contemplate will be obtained or made after the Time of Delivery;

               (xi) The statements set forth in the Offering Circular under the caption "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock and under the caption "Offer and Resale", insofar as they purport to describe the provisions of the laws and document referred to therein, are accurate and complete in all material respects and fair;

               (xii) No registration of the Securities under the Securities Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer and sale of the Securities in the manner contemplated by this Agreement (including the provisions of Annex I to this Agreement), and the Offering Circular;

               (xiii) The Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied appeared on their face to comply as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and

               (xiv) The Company is not an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

               In addition, such opinion shall also contain a statement that, based on the discussions and conferences disclosed in such statement, and while such counsel assumes no responsibility for the Exchange Act Reports mentioned below, no facts have come to such counsel's attention that lead them to believe that the Exchange Act Reports (other than financial statements and related schedules and other financial data included therein), when they were filed with the Commission, or the Offering Circular or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included therein), as of its date or as of the Time of Delivery, contained an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) At 10:00 a.m., New York City time on the business day preceding the date of this Agreement, and also at such Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you to the effect set forth in Annex II hereto and to such other matters as you may reasonably request;

          (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements of the Company included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

          (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of the Company by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities;

          (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) the outbreak or the escalation of hostilities involving the United States or the declaration by the United States, on or after the date hereof, of a national emergency or war; or
     (v) the occurrence of any change in national or international financial, political or economic conditions or currency exchange rates or controls, if the effect of any event specified in this clauses (iv) or (v) above, in the judgment of the Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular; and

          (g) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will periodically reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood that the Company shall not, in connection with any one such action or separate but substantially similar related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm or attorneys (other than local counsel) for all indemnified parties; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein.

     (b) The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will periodically reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood that the Purchaser shall not, in connection with any one such action or separate but substantially similar related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm or attorneys (other than local counsel) for the Company.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).
The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to purchasers were so offered exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser; and the obligations of the Purchaser under this
Section 8 shall be in addition to any liability which the respective Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company.

     9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     10. If the Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Company shall not be under any liability to the Purchaser except as provided in Section 6 and 8 hereof, but if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company agrees to reimburse the Purchaser for all out-of-pocket expenses approved in writing by the Purchaser, including fees, disbursements and expenses of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Purchaser except as provided in Sections 6 and 8 hereof.

     11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Cyrix Corporation, 2703 North Central Expressway, Richardson Texas 75080, Attention: Chief Financial Officer, facsimile transmission no.
(214) 234-4443. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     13.  Time shall be of the essence of this Agreement.

     14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

     15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Purchaser and the Company.

                                   Very truly yours,

                                   Cyrix Corporation


                                   By:
                                      --------------------------------
                                        Name:
                                        Title:


Accepted as of the date hereof:



- -------------------------------
    (Goldman, Sachs & Co.)

                                                          SCHEDULE I



             OFFICERS AND DIRECTORS SIGNING LOCKUP AGREEMENTS


                              Gerald D. Rogers

                             Thomas B. Brightman

                              Michael E. Barton

                               Harvey B. Cash

                              James N. Chapman

                              Nancy B. Dechaud

                          Russell N. Fairbanks, Jr.

                                  Jack Kemp

                              Timothy W. Kinnear

                              Kevin C. McDonough

                               Lewis R. Paceley

                               Everett J. Roach

                                  L.J. Sevin

                               Stephen A. Tobak

                                                              SCHEDULE II



                            SPECIFIED SUBSIDIARIES


                           Cyrix Manufacturing, Inc.

                           Cyrix International, Inc.

                                                                       ANNEX I


     (1) The Securities and the Stock issuable upon the conversion thereof have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents that it has offered and sold, and will offer and sell, the Securities and the Stock issuable upon the conversion thereof (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the latest Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A or pursuant to paragraph (2) of this Annex I. Accordingly, the Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities or the Stock issuable upon conversion thereof. The Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A or pursuant to paragraph (2) of this Annex I)), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby and the Stock issuable upon the conversion thereof have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

     (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. persons in a manner designed to be exempt from the registration provisions of the Securities Act and the rules and regulations thereunder and without delivery of the written statement required by paragraph (1) above. In connection therewith, Goldman, Sachs & Co. represents and warrants to, and agrees with, the Company that:

          (a) It has offered and sold, and will offer and sell, Securities and the Stock issuable upon conversion thereof only to persons that it reasonably believes are (i) qualified institutional buyers within the meaning of Rule 144A under the Act in transactions meeting the requirements of such Rule 144A, or (ii) institutions that are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or
     (7) under the Act; and

          (b) It has offered the Securities to not more than 50 institutional accredited investors; each institutional accredited investor that purchases Securities from it shall (i) purchase not less than U.S.$250,000 principal amount of Securities, and (ii) execute and deliver a purchaser's letter substantially in the form of Annex III to the Offering Circular; and

          (c) It has not offered or sold, and will not offer or sell, Securities or the Stock issuable upon the conversion thereof by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

     (3) The Purchaser further represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell debentures, whether as principal or as agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issuance or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (4) The Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside of the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside of the United States where action would be required for such purpose. The Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the Purchaser's express written consent and then only at its own risk and expense.

                                                                     ANNEX II

        Pursuant to Section 7(c) of the Purchase Agreement, Ernst & Young LLP shall have furnished at a time prior to the execution of the Purchase Agreement letters to the Purchaser to the effect that:

          (i) They are independent auditors with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

               (B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

               (C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in consolidated operating revenues or operating income or the total or per share amounts of consolidated net income or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchaser, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchaser, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                  EXHIBIT A


                    [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                                                  EXHIBIT B


                          [FORM OF LOCK-UP AGREEMENT]

                                                              , 1996


Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004


Ladies and Gentlemen:

        The undersigned have been informed that CYRIX CORPORATION ("Cyrix" or the "Company"), proposes to issue $110,000,000 of its __% Convertible Subordinated Notes due June 1, 2001 (the "Notes"). The undersigned have been informed that Cyrix has prepared an Offering Circular regarding the Notes (the "Offering Circular") and will enter into an underwriting agreement (the "Purchase Agreement") with Goldman, Sachs & Co. (the "Purchaser").

        To facilitate the sale of the Notes to be sold thereunder and in consideration of the Purchaser's entering into the Purchase Agreement, the undersigned hereby irrevocably confirms, covenants and agrees for the benefit of Cyrix and the Purchaser that, except as set forth herein, it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any shares of any class of Cyrix's common stock registered in the name of, or beneficially owned or controlled by the undersigned on the date hereof, or any securities exchangeable or exercisable for or convertible into shares of any class of common stock of the Company, or any substantially similar securities (collectively, the "Exchangeable Securities"), for a period of 90 days after May 28, 1996, without the prior written consent of the Purchaser, except that the undersigned may (i) convert shares of such common stock or Exchangeable Securities into Cyrix common stock of another class or other Exchangeable Securities and (ii) transfer any such securities to any of its partners or affiliates if the transferee provides Cyrix and the Purchaser with an executed and binding agreement of such entity to be bound by the agreements set forth herein [and, in the case of Thomas B. Brightman only,
(iii) sell or otherwise dispose of up to 88,600 shares of common stock of the Company].

        The undersigned further represents to you that as of the date hereof the undersigned is not a party to (nor are any of the shares of any class of Cyrix's common stock registered in the name of, beneficially owned or controlled by the undersigned or any Exchangeable Securities owned by the undersigned subject to), any option, warrant or other right to acquire such common stock or Exchangeable Securities by any other person or entity.

        The undersigned acknowledges and agrees that this agreement shall be binding upon and inure to the benefit of the successors and assigns of the undersigned and you.

                                       Very truly yours,